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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement of Ameriserv Financial, Inc. on Form S-3 of our report dated March 12, 2004, relating to the consolidated financial statements of Ameriserv Financial, Inc. as of and for the year ended December 31, 2003, which report expresses an unqualified opinion and includes explanatory paragraphs relating to the (i) the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and (ii) the restatement described in Note 27 appearing in the Annual Report on Form 10-K of AmeriServ Financial, Inc. for the year ended December 31, 2003 related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures and reclassifications appearing in this Annual Report on Form 10-K of Ameriserv Financial for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

October 26, 2004

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM